Sub-Item 77Q1(a)

Amended Schedule B, dated August 21, 2008, to the Declaration of Trust dated
November 5, 2004. Incorporated herein by reference to the Registrant's Registration
Statement as filed with the Securities and Exchange Commission on August 28, 2008
(SEC Accession No.  0001145443-08-002494).

Sub-Item 77Q1(d)

Rights of shareholders described in documents listed previously in response to Item
77Q1(a).